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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement of Tokheim Corporation on Form S-8 (file No. 1-6018) of our report dated February 22, 2000, on our audits of the consolidated financial statements of Tokheim Corporation and subsidiaries as of November 30, 1999 and 1998, and for the years ended November 30, 1999, 1998, and 1997, which report is included in this Annual Report on Form 10-K.

                                          PricewaterhouseCoopers LLP

Fort Wayne, Indiana
February 28, 2000